Exhibit 21.1

Name	State or Other Jurisdiction of Incorporation Or Organization

Iris Energy Custodian Pty Ltd	New South Wales, Australia
SA 1 Holdings Pty Ltd.	Victoria, Australia
SA 2 Holdings Pty Ltd.	Victoria, Australia
TAS 1 Holdings Pty Ltd.	Victoria, Australia

IE CA 1 Holdings Ltd.	British Columbia, Canada
IE CA 2 Holdings Ltd.	British Columbia, Canada
IE CA 3 Holdings Ltd.	British Columbia, Canada
IE CA 4 Holdings Ltd.	British Columbia, Canada
IE CA 5 Holdings Ltd.	British Columbia, Canada
IE CA Development Holdings Ltd.	British Columbia, Canada
IE CA Development Holdings 2 Ltd.	British Columbia, Canada
IE CA Development Holdings 3 Ltd.	British Columbia, Canada
IE CA Development Holdings 4 Ltd.	British Columbia, Canada
IE CA Development Holdings 5 Ltd.	British Columbia, Canada
IE CA Development Holdings 7 Ltd.	British Columbia, Canada
PodTech Data Centers Inc.	British Columbia, Canada

IE US Development Holdings 1 Inc	Delaware, United States
IE US Development Holdings 2 Inc	Delaware, United States
IE US 1, Inc.	Delaware, United States